Exhibit 99.1

News Release

PartnerRe Ltd. Reports Second Quarter and Half Year 2015 Results

•	Second Quarter Operating Earnings per share of $2.35; Net Loss per share of $2.16

•	Second Quarter Annualized Operating ROE of 7.5%; Annualized Net Loss ROE of 6.8%

•	Half Year Operating Earnings per share of $5.39; Net Income per share of $2.64

•	Half Year Annualized Operating ROE of 8.5%; Annualized Net Income ROE of 4.2%

•	Book Value of $127.24 per share, down 2.0% for the quarter and up 0.8% year-to-date

•	Tangible Book Value of $115.90 per share, down 2.1% for the quarter and up 1.0% year-to-date
PEMBROKE, Bermuda, July 27, 2015 — PartnerRe Ltd. (NYSE: PRE) today reported a net loss of $103.1 million, or $2.16 per share for the second quarter of 2015. This includes net after-tax realized and unrealized losses on investments of $217.2 million, or $4.55 per share. Net income for the second quarter of 2014 was $257.7 million, or $5.02 per share, including net after-tax realized and unrealized gains on investments of $123.7 million, or $2.41 per share. The Company reported operating earnings of $112.5 million, or $2.35 per share, for the second quarter of 2015. This compares to operating earnings of $133.5 million, or $2.60 per share, for the second quarter of 2014.
Net income for the first six months of 2015 was $128.6 million, or $2.64 per share. This includes net after-tax realized and unrealized losses on investments of $116.9 million, or $2.39 per share. Net income for the first six months of 2014 was $553.3 million, or $10.64 per share. This includes net after-tax realized and unrealized gains on investments of $239.6 million, or $4.61 per share. Operating earnings for the first six months of 2015 were $263.0 million, or $5.39 per share. This compares to operating earnings of $310.4 million, or $5.97 per share, for the first six months of 2014.
Operating earnings or loss excludes certain net after-tax realized and unrealized investment gains and losses, net after-tax foreign exchange gains and losses, certain net after-tax interest in results of equity method investments, the loss on redemption of preferred shares and certain net after-tax withholding tax on inter-company dividends (included in other expenses), and is calculated after the payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.
Commenting on results, PartnerRe Interim Chief Executive Officer David Zwiener said, “We continued to see challenging market conditions during the second quarter, both in terms of persistent competitive reinsurance pressures and difficult financial markets. Nevertheless, we posted strong technical results in the quarter, which when combined with our first quarter performance, resulted in an operating ROE of 8.5%. As you saw from our press release earlier this month, our tangible book value per share was impacted by increases in longer term risk-free rates both in the U.S. and Europe, resulting in a significant

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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mark-to-market loss on our investment portfolio. For the year to date, however, our tangible book value is up 1%.”
Mr. Zwiener added, “As we look ahead to the important fall renewal season, we are encouraged by the success of the current June/July renewals, which accounts for approximately 10% of our Non-Life treaty business. Despite continued competitive pressures, we saw some initial signs that markets are beginning to stabilize, and we wrote a number of profitable new treaties. This speaks to our strong market presence, the quality of our client relationships, and underscores the strength of the PartnerRe franchise.”
Highlights for the second quarter and first six months of 2015 compared to the same periods in 2014 include:
Results of operations:

•
For the second quarter, net premiums written of $1.3 billion were down 7%. On a constant foreign exchange basis, net premiums written were flat with a decrease reported in the Catastrophe Non-life sub-segment, which was almost entirely offset by increases in the Life and Health segment and, to a lesser extent, the North America and Global (Non-U.S.) P&C Non-life sub-segments. For the first six months of 2015, net premiums written of $3.0 billion were down 6%. On a constant foreign exchange basis, net premiums written were flat with increases reported in the Life and Health segment and, to a lesser extent, the Global (Non-U.S.) P&C Non-life sub-segment, which were almost entirely offset by decreases in the Catastrophe and North America Non-life sub-segments.

•
For the second quarter, net premiums earned of $1.3 billion were down 2%. On a constant foreign exchange basis, net premiums earned were up 5% primarily due to the North America Non-life sub-segment and the Life and Health segment. These increases were partially offset by a decrease in the Catastrophe Non-life sub-segment. For the first six months of 2015, net premiums earned of $2.6 billion were down 2%. On a constant foreign exchange basis, net premiums earned were up 4%, primarily due to the Life and Health segment and the Global Specialty Non-life sub-segment.

•
For the second quarter, the Non-life combined ratio was 90.3%. The combined ratio benefited from favorable prior year development of 17.1 points (or $173 million). All Non-life sub-segments experienced net favorable development from prior accident years during the second quarter of 2015. For the first six months of 2015, the Non-life combined ratio was 86.7%. The combined ratio benefited from favorable prior year development of 20.4 points (or $398 million). All Non-life sub-segments experienced net favorable development on prior accident years during the first six months of 2015.

•
For the second quarter and first six months, other expenses of $130 million and $254 million, respectively, include $9 million and $40 million, respectively, of costs related to the amalgamation with Axis Capital, pre-tax, or $0.19 and $0.82, respectively, per diluted share, pre-tax. In addition, other expenses for the second quarter and first six months include $25 million, pre-tax, of costs

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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related to the negotiated earn-out consideration paid to the former shareholders of Presidio Reinsurance Group, Inc., or $0.53 and $0.52, respectively, per diluted share, pre-tax.

•
For the second quarter, net investment income of $120 million was down 8%. On a constant foreign exchange basis, net investment income was down by 3% primarily driven by lower reinvestment rates. For the first six months of 2015, net investment income of $225 million was down 9%. On a constant foreign exchange basis, net investment income was down by 5% primarily reflecting lower reinvestment rates.

•
For the second quarter and first six months, pre-tax net realized and unrealized investment losses were $256 million and $140 million, respectively, primarily reflecting increases in longer-term U.S. and European risk-free rates.

•
For the second quarter, the effective tax rate on operating earnings and non-operating losses was 16.4% and 15.3%, respectively. For the first six months of 2015, the effective tax rate on operating earnings and non-operating losses was 16.9% and (4.7)%, respectively.

Balance sheet and capitalization:

•
Total investments, cash and funds held – directly managed were $16.8 billion at June 30, 2015, down 2% compared to December 31, 2014, primarily reflecting the impacts of foreign exchange and increases in longer-term U.S. and European risk-free rates.

•	Net Non-life loss and loss expense reserves were $9.3 billion at June 30, 2015, down 2% compared to December 31, 2014, primarily reflecting the impacts of foreign exchange.

•
Net policy benefits for life and annuity contracts were $2.1 billion at June 30, 2015, up 1% compared to December 31, 2014, primarily due to the growth of the business, which was partially offset by the impacts of foreign exchange.

•
Total capital was $7.9 billion at June 30, 2015, flat compared to December 31, 2014, as a result of net income for the first six months being almost entirely offset by common and preferred dividend payments and share repurchases.

•	Total shareholders’ equity attributable to PartnerRe was $7.1 billion at June 30, 2015, flat compared to December 31, 2014, due to the same factors described above for total capital.

•
Book value per common share was $127.24 at June 30, 2015, up 0.8% compared to $126.21 at December 31, 2014. Tangible book value per common share was $115.90 at June 30, 2015, up 1.0% compared to $114.76 at December 31, 2014. The increases were primarily driven by net income, which was partially offset by common and preferred dividend payments.

Segment and sub-segment highlights for the second quarter and first six months of 2015 compared to the same period in 2014 include:
Non-life:

•	For the second quarter, the Non-life segment’s net premiums written were down 9%. On a constant foreign exchange basis, net premiums written were down 3% with the decrease reported in the

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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Catastrophe sub-segment, which was partially offset by modest increases in the North America and Global (Non-U.S. P&C) sub-segments. For the first six months of 2015, the Non-life segment’s net premiums written were down 8%. On a constant foreign exchange basis, net premiums written were down 3% with the decrease reported in the Catastrophe and North America sub-segments and was partially offset by a modest increase in the Global (Non-U.S. P&C) sub-segment.

•
For the second quarter, the North America sub-segment’s net premiums written were up 2%. On a constant foreign exchange basis, net premiums written were up 3% with the increase driven by new business and timing differences primarily in the agriculture and casualty lines of business, partially offset by cancellations in the casualty and structured property lines of business and higher premiums retroceded to the Company's third-party capital vehicle, Lorenz Re. This sub-segment reported a technical ratio of 93.5%, which included 10.1 points (or $44 million) of net favorable prior year loss development. For the first six months of 2015, the North America sub-segment’s net premiums written were down 5%, primarily due to cancellations, non-renewals and participation decreases across various lines of business, and higher premiums retroceded to Lorenz Re. These decreases were partially offset by contributions from new business written in prior periods primarily in the casualty, agriculture and property lines of business. This sub-segment reported a technical ratio of 86.8%, which included 16.3 points (or $126 million) of net favorable prior year loss development.

•
For the second quarter, the Global (Non-U.S.) P&C sub-segment’s net premiums written were down 7%. On a constant foreign exchange basis, net premiums written were up 6% primarily due to new business written across all lines of business, which was partially offset by downward prior year premium adjustments in the property and motor lines of business and cancellations in the motor line of business. This sub-segment reported a technical ratio of 99.1%, which included 6.4 points (or $10 million) of net favorable prior year loss development. For the first six months of 2015, the Global (Non-U.S.) P&C sub-segment’s net premiums written were down 8%. On a constant foreign exchange basis, net premiums written were up 2% primarily due to the same factors describing the second quarter. This sub-segment reported a technical ratio of 98.8%, which included 8.5 points (or $28 million) of net favorable prior year loss development.

•
For the second quarter, the Global Specialty sub-segment’s net premiums written were down 8%. On a constant foreign exchange basis, net premiums written were flat which reflects new business written across multiple lines of business in prior periods, which was partially offset by downward prior year premium adjustments and cancellations in various lines of business. This sub-segment reported a technical ratio of 80.2%, which included 29.4 points (or $110 million) of net favorable prior year loss development. For the first six months of 2015, the Global Specialty sub-segment’s net premiums written were down 7%. On a constant foreign exchange basis, net premiums written were flat which reflects new business written across multiple lines of business in prior periods and lower premiums ceded under the Company's retrocessional program, which were partially offset by downward prior year premium adjustments, reduced participations and cancellations in variou

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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s lines of business. This sub-segment reported a technical ratio of 76.2%, which included 29.7 points (or $220 million) of net favorable prior year loss development.

•
For the second quarter, the Catastrophe sub-segment’s net premiums written were down 48%. On a constant foreign exchange basis, net premiums written were down by 44% primarily due to higher premiums ceded under the Company's retrocessional program to Lorenz Re, cancellations, non-renewals and timing differences. This sub-segment reported a favorable technical ratio of (13.3%), which included 21.4 points (or $9 million) of net favorable prior year loss development. For the first six months of 2015, the Catastrophe sub-segment’s net premiums written were down 21%. On a constant foreign exchange basis, net premiums written were down 16% primarily due to the same factors describing the second quarter. This sub-segment reported a technical ratio of 17.5%, which included 23.1 points (or $24 million) of net favorable prior year loss development.

Life and Health:

•
For the second quarter, the Life and Health segment’s net premiums written were up 1%. On a constant foreign exchange basis, net premiums written were up 10% with the increase primarily driven by an increase in our participation on a significant longevity treaty and new short-term business written in the mortality line. For the first six months of 2015, the Life and Health segment’s net premiums written were up 6%. On a constant foreign exchange basis, net premiums written were up 14% primarily driven by PartnerRe Health’s accident and health line of business and the increased participation on a significant longevity treaty as described in the second quarter above.

•
For the second quarter, the Life and Health segment’s allocated underwriting result, which includes allocated investment income and other expenses, increased to $26 million compared to $18 million in the same period of 2014. This increase was primarily due to a higher level of favorable prior year loss development from the Company's short-term mortality and accident and health lines of business. For the first six months of 2015, the Life and Health segment’s allocated underwriting result, which includes allocated investment income and other expenses, increased to $51 million compared to $32 million in the same period of 2014 primarily due to the same factors describing the second quarter.

Corporate and Other:

•
For the second quarter, investment activities contributed losses of $144 million to pre-tax net loss, excluding investment income allocated to the Life and Health segment. Of this amount, income of $104 million was included in pre-tax operating earnings and a loss of $248 million related to net realized and unrealized losses on investments and earnings from equity method investee companies was included in pre-tax non-operating losses. For the first six months of 2015, investment activities contributed income of $63 million to pre-tax net income, excluding investment income allocated to the Life and Health segment. Of this amount, income of $198 million was included in pre-tax operating earnings and losses of $135 million related to net realized and unrealized losses on

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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investments and earnings from equity method investee companies was included in pre-tax non-operating losses.
Separately, as announced by the Company earlier today, the Board of Directors declared a quarterly dividend of $0.70 per common share. The dividend will be payable on September 1, 2015 to common shareholders of record on August 7, 2015.
The Company has posted its second quarter 2015 financial supplement on its website www.partnerre.com in the Financial Information section of the Investor Relations page under Supplementary Financial Data, which includes a reconciliation of GAAP and non-GAAP measures.
The Company will hold a dial-in conference call and question and answer session with investors at 10 a.m. Eastern tomorrow, July 28. Investors and analysts are encouraged to call in 15 minutes prior to the commencement of the call. The conference call can be accessed by dialing (888)-637-7707 or, from outside the United States, by dialing (913)-312-6670. The media are invited to listen to the call live over the Internet on the Investor Relations section of PartnerRe’s web site, www.partnerre.com. To listen to the webcast, please log on to the broadcast at least five minutes prior to the start.

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Net income/loss per share is defined as net income/loss attributable to PartnerRe common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss attributable to PartnerRe common shareholders is defined as net income/loss attributable to PartnerRe less preferred dividends and loss on redemption of preferred shares.
Operating earnings/loss is defined as net income/loss available to PartnerRe common shareholders excluding certain after-tax net realized and unrealized gains/losses on investments, after-tax net foreign exchange gains/losses, the loss on redemption of preferred shares, certain after-tax interest in earnings/losses of equity method investments and certain after-tax withholding taxes on inter-company dividends (included in other expenses). Operating earnings/loss per share is defined as operating earnings/loss divided by the weighted average number of fully diluted shares outstanding for the period.
The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning diluted book value per common and common share equivalents outstanding to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee), after-tax net foreign exchange gains/losses, the after-tax interest in earnings/losses of equity method investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee and where

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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the Company does not control the investees activities) and certain after-tax withholding taxes on inter-company dividends (included in other expenses).
The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other expenses.
The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other expense ratios.
The Company uses allocated underwriting result as a measure of underwriting performance for its Life and Health operations. This metric is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other expenses.
The Company uses total capital, which is defined as total shareholders’ equity attributable to PartnerRe, long-term debt, senior notes and CENts, to manage the capital structure of the Company.
The Company calculates Tangible Book Value using common shareholders’ equity attributable to PartnerRe less goodwill and intangible assets, net of tax. The Company calculates Diluted Tangible Book Value per Common Share using Tangible Book Value divided by the number of PartnerRe common shares and common share equivalents outstanding. The Company uses these measures as the basis for its prime measure of long-term financial performance (annualized growth in Diluted Tangible Book Value per Common Share plus dividends).

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PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multi-line and other lines in its Non-life operations, mortality, longevity and accident and health in its Life and Health operations, and alternative risk products. For the year ended December 31, 2014, total revenues were $6.5 billion. At June 30, 2015, total assets were $22.5 billion, total capital was $7.9 billion and total shareholders’ equity attributable to PartnerRe was $7.1 billion.
PartnerRe on the Internet: www.partnerre.com
Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Daniel Goldstein
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive (Loss) Income
(Expressed in thousands of U.S. dollars, except share and per share data)
(Unaudited)

	For the three months ended June 30, 2015	For the three months ended June 30, 2014	For the six months ended June 30, 2015	For the six months ended June 30, 2014
Revenues
Gross premiums written	$1,432,012	$1,462,307	$3,180,946	$3,334,047
Net premiums written	$1,322,304	$1,418,665	$2,975,519	$3,157,159
Decrease (increase) in unearned premiums	5,522	(65,596)	(412,972)	(550,308)
Net premiums earned	1,327,826	1,353,069	2,562,547	2,606,851
Net investment income	120,192	129,967	224,823	246,834
Net realized and unrealized investment (losses) gains	(255,734)	165,717	(140,089)	307,888
Other income	236	9,265	4,528	9,669
Total revenues	1,192,520	1,658,018	2,651,809	3,171,242
Expenses
Losses and loss expenses and life policy benefits	864,917	883,846	1,586,198	1,633,303
Acquisition costs	283,463	302,573	559,254	567,181
Other expenses (1)	129,766	107,072	254,516	218,534
Interest expense	12,248	12,240	24,493	24,477
Amortization of intangible assets	6,767	7,003	13,535	14,005
Net foreign exchange losses (gains)	6,391	(2,023)	(6,756)	(2,693)
Total expenses	1,303,552	1,310,711	2,431,240	2,454,807
(Loss) income before taxes and interest in earnings of equity method investments	(111,032)	347,307	220,569	716,435
Income tax (benefit) expense	(13,844)	78,440	65,821	140,746
Interest in earnings of equity method investments	8,633	4,925	4,795	10,989
Net (loss) income	(88,555)	273,792	159,543	586,678
Net income attributable to noncontrolling interests	(354)	(1,951)	(2,536)	(4,995)
Net (loss) income attributable to PartnerRe	(88,909)	271,841	157,007	581,683
Preferred dividends	14,184	14,184	28,367	28,367
Net (loss) income attributable to PartnerRe common shareholders	$(103,093)	$257,657	$128,640	$553,316
Operating earnings attributable to PartnerRe common shareholders	$112,494	$133,508	$263,030	$310,418
Comprehensive (loss) income attributable to PartnerRe	$(81,913)	$288,630	$160,846	$583,023
Earnings and dividends per share data attributable to PartnerRe common shareholders:
Basic operating earnings	$2.35	$2.66	$5.52	$6.09
Net realized and unrealized investment (losses) gains, net of tax	(4.55)	2.46	(2.45)	4.70
Net foreign exchange losses, net of tax	(0.10)	(0.06)	(0.44)	(0.08)
Interest in earnings of equity method investments, net of tax	0.14	0.07	0.07	0.15
Basic net (loss) income	$(2.16)	$5.13	$2.70	$10.86
Weighted average number of common shares outstanding	47,773,371	50,241,216	47,650,042	50,942,980
Diluted operating earnings (1)	$2.35	$2.60	$5.39	$5.97
Net realized and unrealized investment (losses) gains, net of tax	(4.55)	2.41	(2.39)	4.61
Net foreign exchange losses, net of tax	(0.10)	(0.06)	(0.43)	(0.08)
Interest in earnings of equity method investments, net of tax	0.14	0.07	0.07	0.14
Diluted net (loss) income	$(2.16)	$5.02	$2.64	$10.64
Weighted average number of common shares and common share equivalents outstanding	47,773,371	51,328,761	48,785,437	52,024,451
Dividends declared per common share	$0.70	$0.67	$1.40	$1.34
(1) Other expenses for the three months and six months ended June 30, 2015 include $9 million and $40 million, respectively, of costs related to the amalgamation with Axis, pre-tax, or $0.19 and $0.82, respectively, per diluted share, pre-tax. In addition, other expenses for the three months and six months ended June 30, 2015 include $25 million, pre-tax, related to the negotiated earn-out consideration paid to the former shareholders of Presidio Reinsurance Group, Inc., or $0.53 and $0.52, respectively, per diluted share, pre-tax.

PartnerRe Ltd.
Consolidated Balance Sheets
(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)
(Unaudited)

	June 30,	December 31,
	2015	2014
Assets
Investments:
Fixed maturities, at fair value	$13,349,772	$13,918,745
Short-term investments, at fair value	19,244	25,678
Equities, at fair value	1,006,551	1,056,514
Other invested assets	340,267	298,827
Total investments	14,715,834	15,299,764
Funds held – directly managed	594,870	608,853
Cash and cash equivalents	1,492,997	1,313,468
Accrued investment income	139,772	158,737
Reinsurance balances receivable	3,055,308	2,454,850
Reinsurance recoverable on paid and unpaid losses	342,074	246,158
Funds held by reinsured companies	688,358	765,905
Deferred acquisition costs	733,184	661,186
Deposit assets	72,442	92,973
Net tax assets	55,214	6,876
Goodwill	456,380	456,380
Intangible assets	146,069	159,604
Other assets	39,321	45,603
Total assets	$22,531,823	$22,270,357
Liabilities
Unpaid losses and loss expenses	$9,549,398	$9,745,806
Policy benefits for life and annuity contracts	2,087,369	2,050,107
Unearned premiums	2,207,674	1,750,607
Other reinsurance balances payable	234,175	182,395
Deposit liabilities	48,475	70,325
Net tax liabilities	246,618	240,989
Accounts payable, accrued expenses and other	254,982	304,728
Debt related to senior notes	750,000	750,000
Debt related to capital efficient notes	70,989	70,989
Total liabilities	15,449,680	15,165,946
Shareholders’ Equity
Common shares (par value $1.00; issued: 2015 and 2014, 87,237,220 shares)	87,237	87,237
Preferred shares (par value $1.00; issued and outstanding: 2015 and 2014, 34,150,000 shares; aggregate liquidation value: 2015 and 2014, $853,750)	34,150	34,150
Additional paid-in capital	3,965,490	3,949,665
Accumulated other comprehensive loss	(30,244)	(34,083)
Retained earnings	6,297,968	6,270,811
Common shares held in treasury, at cost (2015, 39,401,311 shares; 2014, 39,400,936 shares)	(3,274,675)	(3,258,870)
Total shareholders’ equity attributable to PartnerRe	7,079,926	7,048,910
Noncontrolling interests	2,217	55,501
Total shareholders’ equity	7,082,143	7,104,411
Total liabilities and shareholders’ equity	$22,531,823	$22,270,357
Diluted Book Value Per Common Share and Common Share Equivalents Outstanding (1) (2)	$127.24	$126.21
Diluted Tangible Book Value Per Common Share and Common Share Equivalents Outstanding (1) (2)	$115.90	$114.76
Number of Common Shares and Common Share Equivalents Outstanding (2)	48,932,758	49,087,412

(1)	Excludes the aggregate liquidation value of preferred shares (2015 and 2014, $853,750) and noncontrolling interests (2015, $2,217; 2014, $55,501).

(2)	Common share and common share equivalents outstanding are calculated using the Treasury Method for all potentially dilutive shares.

PartnerRe Ltd.
Segment Information
(Expressed in millions of U.S. dollars)
(Unaudited)

	For the three months ended June 30, 2015
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$427	$143	$406	$122	$1,098	$334	$—	$1,432
Net premiums written	$401	$137	$400	$71	$1,009	$313	$—	$1,322
Decrease (increase) in unearned premiums	34	22	(26)	(27)	3	3	—	6
Net premiums earned	$435	$159	$374	$44	$1,012	$316	$—	$1,328
Losses and loss expenses and life policy benefits	(296)	(121)	(198)	10	(605)	(260)	—	(865)
Acquisition costs	(111)	(36)	(102)	(4)	(253)	(30)	—	(283)
Technical result	$28	$2	$74	$50	$154	$26	$—	$180
Other income					—	—	—	—
Other expenses					(55)	(16)	(59)	(130)
Underwriting result					$99	$10	n/a	$50
Net investment income						16	104	120
Allocated underwriting result (1)						$26	n/a	n/a
Net realized and unrealized investment losses							(256)	(256)
Interest expense							(12)	(12)
Amortization of intangible assets							(7)	(7)
Net foreign exchange losses							(6)	(6)
Income tax benefit							14	14
Interest in earnings of equity method investments							8	8
Net loss							n/a	$(89)
Loss ratio (2)	68.1%	75.9%	53.0%	(21.5)%	59.8%
Acquisition ratio (3)	25.4	23.2	27.2	8.2	25.0
Technical ratio (4)	93.5%	99.1%	80.2%	(13.3)%	84.8%
Other expense ratio (5)					5.5
Combined ratio (6)					90.3%
	For the three months ended June 30, 2014
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$400	$155	$438	$143	$1,136	$326	$—	$1,462
Net premiums written	$392	$148	$432	$136	$1,108	$311	$—	$1,419
(Increase) decrease in unearned premiums	(2)	39	(26)	(77)	(66)	—	—	(66)
Net premiums earned	$390	$187	$406	$59	$1,042	$311	$—	$1,353
Losses and loss expenses and life policy benefits	(240)	(103)	(270)	(19)	(632)	(252)	—	(884)
Acquisition costs	(102)	(52)	(98)	(8)	(260)	(43)	—	(303)
Technical result	$48	$32	$38	$32	$150	$16	$—	$166
Other income					1	3	5	9
Other expenses					(61)	(16)	(30)	(107)
Underwriting result					$90	$3	n/a	$68
Net investment income						15	115	130
Allocated underwriting result (1)						$18	n/a	n/a
Net realized and unrealized investment gains							166	166
Interest expense							(12)	(12)
Amortization of intangible assets							(7)	(7)
Net foreign exchange gains							2	2
Income tax expense							(78)	(78)
Interest in earnings of equity method investments							5	5
Net income							n/a	$274
Loss ratio (2)	61.5%	54.6%	66.5%	33.4%	60.6%
Acquisition ratio (3)	26.1	27.9	24.2	13.0	25.0
Technical ratio (4)	87.6%	82.5%	90.7%	46.4%	85.6%
Other expense ratio (5)					5.9
Combined ratio (6)					91.5%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other expenses.

(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.

(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.

(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.

(5)	Other expense ratio is obtained by dividing other expenses by net premiums earned.

(6)	Combined ratio is defined as the sum of the technical ratio and the other expense ratio.

PartnerRe Ltd.
Segment Information
(Expressed in millions of U.S. dollars)
(Unaudited)

	For the six months ended June 30, 2015
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$900	$477	$833	$312	$2,522	$659	$—	$3,181
Net premiums written	$872	$468	$762	$247	$2,349	$626	$—	$2,975
Increase in unearned premiums	(98)	(135)	(23)	(145)	(401)	(12)	—	(413)
Net premiums earned	$774	$333	$739	$102	$1,948	$614	$—	$2,562
Losses and loss expenses and life policy benefits	(468)	(240)	(369)	(10)	(1,087)	(499)	—	(1,586)
Acquisition costs	(204)	(89)	(194)	(8)	(495)	(64)	—	(559)
Technical result	$102	$4	$176	$84	$366	$51	$—	$417
Other income					—	1	3	4
Other expenses					(107)	(31)	(116)	(254)
Underwriting result					$259	$21	n/a	$167
Net investment income						30	195	225
Allocated underwriting result (1)						$51	n/a	n/a
Net realized and unrealized investment losses							(140)	(140)
Interest expense							(25)	(25)
Amortization of intangible assets							(14)	(14)
Net foreign exchange gains							7	7
Income tax expense							(65)	(65)
Interest in earnings of equity method investments							5	5
Net income							n/a	$160
Loss ratio (2)	60.4%	72.0%	49.9%	9.9%	55.8%
Acquisition ratio (3)	26.4	26.8	26.3	7.6	25.4
Technical ratio (4)	86.8%	98.8%	76.2%	17.5%	81.2%
Other expense ratio (5)					5.5
Combined ratio (6)					86.7%
	For the six months ended June 30, 2014
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$930	$519	$917	$353	$2,719	$615	$—	$3,334
Net premiums written	$919	$508	$822	$315	$2,564	$593	$—	$3,157
Increase in unearned premiums	(151)	(141)	(61)	(177)	(530)	(20)	—	(550)
Net premiums earned	$768	$367	$761	$138	$2,034	$573	$—	$2,607
Losses and loss expenses and life policy benefits	(499)	(196)	(471)	1	(1,165)	(468)	—	(1,633)
Acquisition costs	(194)	(107)	(178)	(15)	(494)	(73)	—	(567)
Technical result	$75	$64	$112	$124	$375	$32	$—	$407
Other income					2	4	4	10
Other expenses					(126)	(34)	(59)	(219)
Underwriting result					$251	$2	n/a	$198
Net investment income						30	217	247
Allocated underwriting result (1)						$32	n/a	n/a
Net realized and unrealized investment gains							308	308
Interest expense							(25)	(25)
Amortization of intangible assets							(14)	(14)
Net foreign exchange gains							3	3
Income tax expense							(141)	(141)
Interest in earnings of equity method investments							11	11
Net income							n/a	$587
Loss ratio (2)	65.0%	53.5%	61.9%	(0.9)%	57.3%
Acquisition ratio (3)	25.2	29.0	23.4	11.4	24.3
Technical ratio (4)	90.2%	82.5%	85.3%	10.5%	81.6%
Other expense ratio (5)					6.2
Combined ratio (6)					87.8%